UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2026

WORLD GOLD TRUST
SPONSORED BY WGC USA ASSET MANAGEMENT COMPANY, LLC
(Exact name of registrant as specified in its charter)

Delaware	001-37996	36-7650517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o WGC USA Asset Management Company, LLC
685 Third Ave., Suite 2702
New York, New York 10017
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (212) 317-3800
(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s) Name	Name of each exchange on which registered
SPDR® Gold MiniShares®	GLDM®	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 28, 2026, WGC USA Asset Management Company, LLC, the sponsor of World Gold Trust and its series, SPDR® Gold MiniShares® Trust (the “Sponsor”), appointed Joan A. Binstock to the Board of Directors and the Audit Committee of the Sponsor.

Joan A. Binstock, age 72, has served as an Advisor at Lovell Minnick Partners, LLC since July 2018, where she is responsible for assisting the firm on deal and operational due diligence activities across all portfolio companies. In addition, she has been a member of the board of directors, Chair of the Nominating and Corporate Governance Committee and a member of the Audit Committee of Morgan Stanley Direct Lending Fund since October 2019, a director of the Brown Brothers Harriman US Mutual Funds since September 2019, a member of the board of directors and the Audit Chair of KKR Real Estate Select Trust, Inc., a closed-end management investment company that has elected to be treated as a real estate investment trust, since August 2020, a member of the board of directors of Confluence Technologies, Inc. since April 2023 and a member of the board of directors and Audit Chair of The 2023 ETF Series Trust since 2023. Ms. Binstock served as a director of SimCorp A/S from April 2018 to March 2023. Ms. Binstock was a Partner at Lord, Abbett & Co. LLC from 2000 to March 2018, where she served as the Chief Financial Officer. Previously, Ms. Binstock was the Chief Operating Officer at Morgan Grenfell Asset Management. Prior to that, she was a Principal and National Director of the Regulatory and Risk Management Practice at Ernst & Young LLP, the Chief Administrative Officer at BEA/Credit Suisse, and the Chief Administrative Officer of the Capital Markets Group at Goldman Sachs. Ms. Binstock is on the Duke School of Medicine Board of Visitors and is Vice Chairperson of the Bronx High School of Science Endowment Fund, each of which is a nonprofit organization. Ms. Binstock is a licensed Certified Public Accountant. She holds a M.B.A. from New York University and a B.A. from the University of Binghamton.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 28, 2026	WORLD GOLD TRUST
(Registrant)*

	By:	WGC USA Asset Management Company, LLC as the Sponsor of the Registrant

	By:	/s/ Jonathan Spiegel
		Name:	Jonathan Spiegel
		Title:	Principal Executive Officer

*
As the Registrant is a trust, this report is being filed on behalf of the Registrant by WGC USA Asset Management Company, LLC, only in its capacity as the sponsor of the Registrant. The identified person signing this report is signing in his capacity as an authorized officer of WGC USA Asset Management Company, LLC.